UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2013

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1700 Pacific Avenue

Suite 2900

 Dallas, Texas 75201

 (Address of principal executive office) (Zip Code)

(214) 979-3700

 (Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 21, 2013, Southcross Energy Partners, L.P. (“Southcross” or the “Partnership”) announced the completion of its new 57-mile, 20-inch diameter Bee Line Pipeline that will transport gas supply for the central Eagle Ford shale area to Southcross’ Woodsboro and Bonnie View processing and fractionation complex. A copy of the press release is furnished with this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1.

This Current Report includes forward-looking statements.  Statements included in this Current Report that are not historical facts are forward-looking statements.  Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. An extensive list of the specific risks and uncertainties affecting Southcross is contained in its Rule 424(b)(4) Prospectus filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2012 and other documents filed from time to time with the SEC. Any forward-looking statements in this Current Report are made as of the date hereof and Southcross undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 are deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Southcross Energy Partners, L.P. dated February 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: February 21, 2013	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Southcross Energy Partners, L.P. dated February 21, 2013